Exhibit 15


                                           RULE 12b-1 DISTRIBUTION PLAN

                                        PROFESSIONALLY MANAGED PORTFOLIOS
                    [               ] FUND


                  This Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act") by PROFESSIONALLY MANAGED PORTFOLIOS, a business trust organized under the laws of the State of Massachusetts (the "Trust") with respect to [
    ] Fund, a series of shares of the Trust (referred to herein as the "Fund"). The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and by a majority of the Fund's shareholders as required by the Act.

                  In reviewing the Plan, the Board of Trustees considered the schedule and nature of payments and terms of the proposed investment advisory agreement between the Trust on behalf of the Fund and Lighthouse Capital Management, Inc. (the "Advisor") and the nature and amount of other payments, fees, and commissions which may be paid to the Advisor, its affiliates and other agents of the Trust. The Board of Trustees, including the disinterested Trustees, concluded that the proposed overall compensation of the Advisor and its affiliates was fair and not excessive.

                  In its considerations, the Board of Trustees recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Trust to the Advisor or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Trustees determined that the Plan also should provide that payments by Trust and expenditures made by others out of monies received from the Trust which are later deemed to be for the financing of any activity primarily intended to result in the sale of Fund shares shall be deemed to have been made pursuant to the Plan.

                  The Board of Trustees' approval included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the Fund's outstanding voting securities, as defined in the Act.


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                  The provisions of the Plan are:

                  1. Annual Fee. The Fund will pay to the Advisor, as the Fund's Distribution Coordinator, (or to such other entity appointed by the Trust's Board of Trustees as Distribution Coordinator) an annual fee for the Distribution Coordinator's services in such capacity including its expenses in connection with the promotion and distribution of the Fund's shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to the Distribution Coordinator under the Plan will be calculated daily and paid monthly by the Fund on the first day of each month at an annual rate not to exceed [ ]% of the Fund's average daily net assets.

                  2. Distribution Expenses in Excess of Amount of Fee. Excess Distribution Expenses may be carried forward by the Distribution Coordinator and resubmitted in a subsequent fiscal years provided that (i) Distribution Expenses cannot be carried forward for more than 3 years following initial submission;
(ii) the Trust's Board of Trustees has made a determination at the time of initial submission that the Distribution Expenses are appropriate to be carried forward; and (iii) the Trust's Board of Trustees makes a further determination, at the time any Distribution Expenses which have been carried forward are resubmitted for payment, to the effect that payment at that time is appropriate, consistent with the objectives of the Plan and in the current best interests of shareholders.

                  3.  Expenses  Covered  by  the  Plan.  The  fee  paid  to  the
Distribution Coordinator under Section 1 of the Plan may be used by the Distribution Coordinator to pay for any expenses primarily intended to result in the sale of a Fund's shares ("distribution services"), including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Distribution Coordinator or the Trust, including pension administration firms that provide distribution related services and broker-dealers that engage in the distribution of the Fund's shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Fund's shares and servicing of a Fund's shareholders, including, but not limited to, personnel of the Distribution Coordinator, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency or other servicing arrangements; (c) all payments made pursuant to the form of Distribution Agreement attached hereto as an Exhibit; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (f) costs involved in preparing, printing and distributing sales literature pertaining

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to the Fund; and (g) costs involved in obtaining whatever information,  analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Distribution Coordinator or by a third party to the extent reimbursed therefor by the Distribution Coordinator.

                  4. Written Reports. The Distribution Coordinator shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to the Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to the Fund.

                  5. Termination. The Plan may be terminated as to any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of the Fund or by a vote of a majority of the disinterested Trustees, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice.

                  6. Amendments. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of the Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall also be approved by the disinterested Trustees cast in person at a meeting called for the purpose of voting on any such amendment.

                  7. Selection of Disinterested Trustees. So long as the Plan is in effect, the selection and nomination of the Trust's disinterested Trustees shall be committed to the discretion of such disinterested Board of Trustees.

                  8. Relationship to Agreement and Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the Trust's obligations arising out of this Plan are not binding upon the Trustees or holders of the Trust's shares individually but are binding only upon the assets and property of the Fund. The Advisor acknowledges that it has received notice of and accepts the limitations of liability as set forth in the Agreement and Declaration of Trust. The Advisor agrees that the Trust's obligations hereunder shall be limited to the Fund and to its assets, and that no party shall seek satisfaction of any such obligation from any shareholder of the

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Fund, nor from any trustee, officer, employee or agent of the Trust.

                  9. Effective Date of Plan. The Plan shall take effect upon approval by vote of a majority of shareholders of the Fund, as defined in the Act, and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, including the disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

                  10. Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

                  11. Meanings of Certain Terms. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission.

                  This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and the Distribution Coordinator, as evidenced by their execution hereof, as of this ____ day of ____________ 1996.


                                      [                 ] FUND
                 a series of PROFESSIONALLY MANAGED PORTFOLIOS


                                            By: ________________________





                                            [               ] MANAGEMENT, INC.
                                            as Distribution Coordinator



                                            By:_________________________







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                                                      EXHIBIT




                                                [            ] FUND

                                              Distribution Agreement


-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------


Gentlemen:

                  This Distribution Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Act") by PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the "Trust"), on behalf of [
         ] FUND, a series of its shares (such series referred to herein as the "Fund"), as part of a Plan pursuant to said Rule (the "Plan"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust or the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.


1. To the extent you provide distribution services we shall pay you a monthly fee [based on the average net asset value during any month of Fund shares which are attributable to customers of your firm,] at the rate set forth on the Schedule attached hereto and made a part of this Agreement (the "Schedule").

                  2. In no event may the aggregate annual fee paid to you pursuant to the Schedule attached hereto exceed ____ [such amount will be negotiable by [ ](the "Distribution Coordinator") but will not exceed 0.__%] percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective

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Prospectus),  without  approval by a majority of the  outstanding  shares of the
Fund.

                  3. You shall furnish us and the Trust with such information as shall reasonably be requested by the Trust's Board of Trustees with respect to the fees paid to you pursuant to the Schedule.

                  4. We shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

                  5. This Agreement may be terminated by us or by you, by the vote of a majority of the disinterested Trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Trust's Distribution Plan.

                  6. The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

                  This Agreement shall take effect at the later of the (i) the time the Trust's Registration Statement under the Securities Act of 1933 with respect to the shares of the Fund is declared effective by the Securities and Exchange Commission, and (ii) the date hereof, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

                                            [               ] MANAGEMENT, INC.
                                            as Distribution Coordinator



                                            By: ___________________________
                                                     Authorized Officer

Agreed and Accepted:

----------------------------
                  (Name)


By: ________________________
         (Authorized Officer)

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                                         PROFESSIONALLY MANAGED PORTFOLIOS

                                               [             ] FUND



                                        SCHEDULE TO DISTRIBUTION AGREEMENT
                                    BETWEEN [                ] MANAGEMENT, INC.
                                                        AND



                                                      (Name)



                  Pursuant to the provisions of the Distribution
Agreement between the above parties with respect to [
      ] Fund, [ ] Management, Inc., as Distribution Coordinator, shall pay a monthly fee to the above-named party based on the average net asset value of Fund shares during the previous calendar month the sales of which are attributable to the above-named party, as follows:



      [                                     ]

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